Exhibit 10.69

CONVERSION OF OID NOTE TO PREFERRED STOCK

1. Bakay Capital Fund, LP (the “Creditor”) and American Rebel Holdings, Inc. (the “Company”) entered into that certain OID Note dated as of January 10, 2025 (the “Note”; all capitalized terms used herein without being defined herein having the meanings given to such terms in the Note unless otherwise indicated herein). The Creditor and the Company agree that all of the Principal value of the Note shall be converted into shares of the Company’s Series D Convertible Preferred Stock as of the date hereof pursuant to this document.

2. The Creditor hereby converts $617,100 of principal due by the Company to the Creditor under the Note into 82,280 restricted shares of Series D Convertible Preferred Stock of the Company at a conversion price of $7.50 per share (such conversion, the “Conversion” and such shares of Series D Convertible Preferred Stock issued upon such Conversion, the “Converted Shares”). The Creditor acknowledges that the converted principal amount of $617,100 due under the Note is paid in full as of the date hereof a result of such Conversion. The Company hereby approves the Conversion and shall issue the Converted Shares to the Creditor or its designees as of the date hereof.

3. The Creditor represents to the Company that (i) the aforesaid Converted Shares are being acquired for the account of the Creditor for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Creditor has no present intention of distributing or reselling such shares; (ii) the Creditor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the Creditor is an accredited investor and is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Creditor is capable of evaluating the merits and risks of this investment and protecting the Creditor’s own interests; (iv) the Creditor understands that the Converted Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the Creditor is aware that the aforesaid Converted Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Creditor has held the shares for the period of time prescribed by Rule 144; and (vi) the Creditor agrees not to make any disposition of all or any part of the aforesaid Converted Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the Creditor has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required; provided, however, that the Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act except in unusual circumstances. Notwithstanding the foregoing, the Creditor may direct the Company in writing to issue the Converted Shares in the name of one or more designees/affiliates of the Creditor and the Company shall comply with such instructions.

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4. In no event shall the Creditor be entitled to convert any Converted Shares which the sum of (1) the number of shares of Common Stock beneficially owned by the Creditor and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the Converted Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Creditor and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder.

5. This document is dated as of April 4, 2025.

CREDITOR
Bakay Capital Fund, LP

By:	/s/ Berke Bakay
Berke Bakay, Managing Member

COMPANY
American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO

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